UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2020

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21925 W. Field Parkway, Suite 235

Deer Park, Illinois 60010-7208

(Address of principal executive offices) (Zip code)

(847) 787-7361

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2020, Eton Pharmaceuticals, Inc. (the “Company”) entered into a Promissory Note agreement with Bank of America NA, as lender, for a loan (the “Loan”) in the principal amount of three hundred sixty thousand eight hundred and five dollars ($360,805) and received cash proceeds of the same amount, pursuant to the Paycheck Protection Program (the “PPP”) under the Federal Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020. The PPP is administered by the U.S. Small Business Administration.

Under the terms of the Loan, interest accrues on the outstanding principal at the rate of 1.0% per annum. The term of the Loan is two years, unless sooner required in connection with an event of default under the Loan. To the extent the Loan amount is not forgiven under the PPP, the Company is obligated to make equal monthly payments of principal and interest, beginning seven months from the date of the Note, until the maturity date.

The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for and be granted forgiveness for all or part of the PPP Loan. The amount of loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including the amount of loan proceeds used by the Company during the eight-week period after the loan origination for certain purposes including payroll costs, interest on certain mortgage obligations, rent payments on certain leases, and certain qualified utility payments (it being anticipated that at least 75% of the loan amount will be required to be used for eligible payroll costs); the employer maintaining or rehiring employees and maintaining salaries at certain levels; and other factors. Subject to the other requirements and limitations on loan forgiveness, only loan proceeds spent on payroll and other eligible expenses during the covered eight-week period will qualify for forgiveness. While the Company intends to use proceeds from the Loan for such qualifying expenses, no assurance can be provided that the Company will obtain forgiveness of the Loan in whole or in part.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note between Eton Pharmaceuticals, Inc. and Bank of America, NA

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2020	By:	/s/ W. Wilson Troutman
W. Wilson Troutman
Chief Financial Officer and Secretary
(Principal Financial Officer)

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